Q 2 2 0 2 6

2 Disclaimer Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and management's current expectations, involve certain risks and uncertainties and are not guarantees. These forward-looking statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, anticipated development, commercialization, and market adoption of Microvast's KAF™ ("Kids Are Future") integrated electric powertrain solution, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our products and introduction of new products, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, current expectations relating to legal proceedings and potential impacts from any proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. We do not assume any obligation to update any forward-looking statements. Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) substantial doubt about our ability to continue as a going concern, which has not been alleviated, and the risk that our plans intended to alleviate that substantial doubt will not be effectively implemented within one year after the date the financial statements are issued or, when implemented, will not mitigate the conditions and events that raise substantial doubt; (2) the effect of the substantial doubt about our ability to continue as a going concern on our relationships with customers, suppliers and channel partners, our ability to attract and retain qualified personnel and our ability to raise capital; (3) risk that we may not be able to accurately project and manage our growth and effectively execute our growth strategies or achieve profitability; (4) risk that we may be unable to meet our future capital requirements and we may require additional capital to support our business growth, and this capital might not be available on acceptable terms, or at all; (5) potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future; (6) risks relating to issues or delays, disruptions and quality control problems in our manufacturing operations; (7) risks relating to being unable to control our manufacturing costs; (8) risks that we may be unable to meet our projected construction timelines, costs and production ramps, or we may experience difficulties in generating and maintaining demand for products manufactured there and related services; (9) restrictions in our existing and any future credit facilities, our ability to comply with financial covenants and the risk of cross- default, the risk that waivers or amendments may not be obtained from our lenders and the risk that our indebtedness may be accelerated or classified as current; (10) risks of operations in China; (11) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (12) the effects of existing and future litigation; (13) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (14) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (15) changes in availability and price of raw materials; (16) risks that our suppliers may fail to deliver components according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these components effectively; (17) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (18) heightened awareness of environmental issues and concern about global warming and climate change; (19) risk that we are unable to secure or protect our intellectual property; (20) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (21) risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers; (22) risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; (23) risk that our customers will adjust, cancel or suspend their orders for our products; (24) risks relating to our ability to attract new customers and retain existing customers; (25) risks related to our lengthy sales cycle for our products; (26) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (27) our ability to maintain and enhance our reputation and brand recognition; (28) risks relating to facing strong competition for our products and services from a growing list of established and new competitors; (29) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (30) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (31) the effects and associated cost of compliance with existing and future laws and governmental regulations; (32) risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate; (33) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; (34) the impacts of geopolitical events, such as the ongoing conflicts in the Middle East, including hostilities with Iran, the war between Russia and Ukraine, and other current or future conflicts; Non-GAAP Financial Measures This presentation contains EBITDA, adjusted EBITDA, and adjusted net profit/loss, which are non-GAAP financial measures. EBITDA is defined as net profit/(loss) excluding depreciation and amortization, interest expense, interest income, and income tax expense or benefit. Non-GAAP adjusted EBITDA is defined as net profit/loss excluding depreciation and amortization, non-cash settled share-based compensation (“SBC”) expense, interest expense, interest income, changes in fair value of our warrant and convertible loan and income tax expense or benefit. Adjusted net profit/loss is GAAP net profit/loss as adjusted for non-cash stock-based compensation expense and changes to the valuation of warrant liabilities and convertible loan. In addition to Microvast's results determined in accordance with GAAP, Microvast's management uses these non-GAAP financial metrics to evaluate the company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Microvast's operating performance. We believe that the use of these non-GAAP metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, non-recurring items, capital expenditures, and non-cash expenses. In addition, our presentation of EBITDA, adjusted EBITDA, and adjusted net profit/loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of non-GAAP financial metrics may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion. Because of these limitations, these non-GAAP financial metrics should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial metrics on a supplemental basis. Investors should review the reconciliations in this presentation and not rely on any single financial measure to evaluate our business. (35) risks associated with maintaining and expanding our international operations, including unfavorable and uncertain regulatory, political, economic, tax, and labor conditions; (36) risk that tariffs imposed on products of the PRC into the United States may lead to increased costs and impact our business; (37) the risk that the unavailability, reduction, or elimination of, or uncertainty regarding government and economic incentives or subsidies available to us, end-users or OEMs could have a material adverse effect on our business, financial condition, operating results and prospects; and (38) our ability to maintain compliance with Nasdaq listing requirements. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission (the “SEC”) identify, address and discuss these and other factors in the sections entitled “Risk Factors.” The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025 in Part I, Item 1A and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 in Part II, Item 1A.Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

3 Q2 2026 Overview Q2 Revenue Q2 Gross Profit & Gross Margin § Revenue – Variance vs. prior year period was primarily driven by ~$2.7M in customer IEEPA tariff refunds. § Gross Profit – Margins held at 29.5% despite lower volumes, raw material cost pressures, and reduced fixed-cost absorption. Revenue $87.3M Gross Margin 29.5% Adj. EBITDA $3.6M Gross Profit $25.8M $64.4 $75.0 $83.7 $91.3 $87.3 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 M IL LI O N S U SD $4.8 $11.5 $27.2 $31.7 $25.8 7. 5% 15 .3% 32 .5% 34 .7% 29 .5% 0% 20% 40% 60% 80% 100% $0 $5 $10 $15 $20 $25 $30 $35 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 M IL LI O N S U SD Gross Profit Gross Margin

Q2 2026 P&L

($ in thousands)

GAAP Income Statement

	Three-Months Ended June 30		Six-Months Ended June 30	
	2026	2025	2026	2025
Revenue	87,262	91,339	147,874	207,830
Cost of revenues	(61,484)	(59,616)	(102,940)	(133,091)
Gross Profit	**25,778**	**31,723**	**44,934**	**74,739**
Gross Margin	**29.5%**	**34.7%**	**30.4%**	**36.0%**
General and administrative expenses	(13,886)	(11,184)	(26,827)	(25,304)
Research and development expenses	(8,860)	(7,719)	(17,670)	(15,967)
Selling and marketing expenses	(4,743)	(3,424)	(10,085)	(10,223)
Impairment loss of long-lived assets	(24)	(1,364)	(24)	(1,364)
Operating expense	**(27,513)**	**(23,691)**	**(54,606)**	**(52,858)**
Subsidy Income	15	995	18	2,411
Profit/(loss) from operations	**(1,720)**	**9,027**	**(9,654)**	**24,292**
Change in fair value of warrants and convertible loan	(5,837)	(121,521)	58,001	(78,361)
Foreign exchange (loss) gain	(4,705)	7,187	(11,605)	10,854
Others	274	(531)	(519)	(833)
Net profit/(loss) before income tax	**(11,988)**	**(105,838)**	**36,223**	**(44,048)**
Income tax expense	-	(220)	-	(220)
Net profit/(loss)	**(11,988)**	**(106,058)**	**36,223**	**(44,268)**

Revenue vs. Prior Year Period

- Revenue decreased 4.5% year-over-year ("Y/Y"), primarily driven by a $2.7 million tariff refund issued to a U.S. customer recorded as a reduction to our revenue in the current period.
- Gross margin decreased to 29.5% compared to 34.7% in 2025, primarily due to higher raw material prices and lower production utilization, which reduced fixed cost absorption, slightly offset by recognition of tariff refunds.

Operating Expenses vs. Prior Year Period

- G&A: Increase Y/Y primarily due to increased legal and other professional service fees.
- R&D: Increase primarily due to increase in labor cost as we expanded our investment in new product development.
- S&M: Increase primarily associated with customer retention initiatives, partially offset by a decrease in personnel costs.

Performance

- Adjusted net loss of $5.3M for the three-month period.
- Adjusted EBITDA of $3.6M for the three-month period.

4

5 Q2 2026 Revenue by Region ($ in thousands) Revenue by region Three-Months Ended June 30 2026 2025 Y/Y % APAC 36,606 47,658 -23% Europe 52,389 38,885 35% USA -1,733 4,796 -136% Total 87,262 91,339 -4% Three-Months Ended June 30 Revenue by region Six-Months Ended June 30 2026 2025 Y/Y % APAC 53,748 97,709 -45% Europe 95,625 98,935 -3% USA -1,499 11,186 -113% Total 147,874 207,830 -29% Six-Months Ended June 30 41% 61% -2% APAC Europe USA-10% 0% 10% 20% 30% 40% 50% 60% 70% 2026 52% 43% 5% -10% 0% 10% 20% 30% 40% 50% 60% 70% APAC Europe USA 2025 36% 65% -1% -10% 0% 10% 20% 30% 40% 50% 60% 70% APAC Europe USA 2026 47% 48% 5% APAC Europe USA-10% 0% 10% 20% 30% 40% 50% 60% 70% 2025 Note: USA revenue was decreased by a $2.7 million tariff refund issued to a customer.

6 Cash Flow Statement ($ in thousands) Operating Cash Flow § Net cash used in our operating activities was $33.3 million for the six months ended June 30, 2026, a decrease of $77.6 million compared to $44.3 million generated by operating activities in the same period in 2025. § The changes in our operating assets and liabilities were primarily driven by the decreases in notes payable and an increase in inventory balances, partially offset by the decrease in accounts receivable due to improved credit management. Investing Activities § Net cash used in investing activities was $3.3 million for the six months ended June 30, 2026, compared to $5.1 million in the same period of 2025. This cash outflow primarily consisted of the purchase of our office building in the U.S. and capital expenditures related to the expansion of our Huzhou Phase 3.2 manufacturing facility, partially offset by the proceeds from the sale of our held for sale assets. Financing Activities § $8.2M net inflow from refinancing and repayments. Foreign Exchange Impact § $2.3M positive impact from exchange rate fluctuations. Cash Position § Ended the period with $143.1M in cash (including restricted cash), a $26.2M decrease. Condensed & Consolidated Cash Flow Six-Months Ended June 30 2026 GAAP net profit 36,223 Operating activities: Changes in fair value of warrant liability and convertible loan (58,001) Other operating activities 10,514 Depreciation 16,161 Non-cash settled share-based compensation 1,850 Net receivables 34,193 Inventory (4,612) Net liabilities & expenses (69,637) Net cash from operating activities (33,309) Investing activities: Net PP&E (3,306) Net cash from investing activities (3,306) Financing activities: Net proceeds 70,706 Net repayments (62,526) Net cash from financing activities 8,180 Exchange rate changes 2,282 Increase (decrease) in cash, cash equivalents and restricted cash (26,153) Cash, cash equivalents and restricted cash at beginning of the period 169,238 Cash, cash equivalents and restricted cash at end of the period 143,085

U P D A T E S & L O N G - T E R M S T R A T E G Y

8 Phase 3.2 Update Capacity Expansion ü Installation and commissioning of the production equipment is completed, with production capacity ramping up. Ø Expected to provide up to an additional 2GWh of capacity annually. Ø Anticipated capability of producing both current and upcoming cells such as our 48Ah, 53.5Ah, 55Ah, and 120Ah.

All-Solid-State Battery Update

Internally Series-Connected Bipolar Architecture



Voltage (V)
72
64
56
48
40
34
0
50
100
150
200
250
Capacity (mAh/g)

Figure 1. *Voltage vs. capacity profile.*

17-layer monolithic stack reaching ~72V, with no liquid electrolyte

- Microvast has fabricated and cycled an early 17-layer all-solid-state bipolar prototype with an integrated stack voltage reaching approximately 72 V.
- In the tested prototype, discharge capacity at cycle 200 was approximately 88.5% of the reference-cycle capacity at 0.33C under laboratory conditions.
- Cross-sectional SEM-EDS imaging shows consistent multilayer construction in the imaged region, supporting continued development of high-voltage bipolar integration.



Si
Collector

Figure 2. *SEM-EDS cross section.*



Voltage (V)
72
64
56
48
40
34
0
20
40
60
80
100
120
Retention rate (%)
0.33C-1st
0.33C-20th
0.33C-40th
0.33C-60th
0.33C-80th
0.33C-100th
0.33C-120th
0.33C-140th
0.33C-160th
0.33C-180th
0.33C-200th

Figure 3. *Voltage vs. retention rate at various cycles.*

Note: The results presented are preliminary, early-stage R&D prototype data obtained under limited laboratory or test conditions. They are not commercial qualification results and remain subject to further validation, repeat testing, scale-up, customer qualification, manufacturing readiness and capital availability.

9

All-Solid-State Battery Cell

Thermal Abuse Evaluation

Controlled hotbox test to 200°C: no visible ignition or smoke observed in this test.

- The prototype cell was heated stepwise from room temperature to 200°C in a controlled hotbox evaluation.
- Near the final high-temperature stage, cell voltage fell rapidly from approximately 3.48 V to 0.94 V, a response consistent with loss of electrical isolation, potentially associated with internal shorting.
- No visible ignition or smoke was observed during the test. Visual post-test inspection showed that the electrodes remained largely intact, with no gross structural breakup observed.
- Post-test inspection identified melting of the polypropylene sealing layer in the pouch laminate and exposure of the aluminum barrier layer; this damage may have contributed to the observed shorting event.
- These preliminary results support further thermal-abuse testing and design optimization.



Temperature(°C)
Voltage (V)
Time (h)
200°C
180°C
150°C
120°C
80°C
Cathode Tab Temp.
Anode Tab Temp.
Cell surface Temp.
Ambient Temp.
Voltage

***Figure 1.** The temperature and voltage curves during the test.*



***Figure 2.** Disassembled cell after the test.*

Note: The results presented are preliminary, early-stage R&D prototype data obtained under limited laboratory or test conditions. They are not commercial qualification results and remain subject to further validation, repeat testing, scale-up, customer qualification, manufacturing readiness and capital availability.

10

Silicon-Sulfur Solid-State Battery

Early High-capacity R&D Prototype:

- Microvast is exploring an all-solid-state silicon-sulfur chemistry pairing a sulfur-based cathode with a pre-lithiated silicon-based anode.
- In early laboratory testing, the cell delivered a specific capacity of 1,134 mAh g^{-1} at the second discharge and retained 90.2% of that value after 15 cycles.
- A five-layer bipolar prototype was fabricated to investigate stack-level dimensional compensation arising from opposing cathode expansion and anode contraction.
- Cross-sectional measurements show opposing electrode-thickness changes between the charged and discharged states, suggesting partial dimensional compensation within the illustrated stack. The impact on interfacial contact retention and long-term cycling remains under evaluation.



Voltage (V)
3.0
2.5
2.0
1.5
1.0
0
20
40
60
80
100
120
Retention rate (%)
1st
2nd
3rd
4th
5th
7th
9th
11th
13th
15th

Figure 1. *Voltage vs. retention rate at various cycles.*

Total cathode thickness is 431.3 µm.
Total anode thickness is 277.5 µm.

Total cathode thickness is 479.5 µm (48.2 µm expansion).
Total anode thickness is 225.9 µm (51.6 µm contraction).



86.3 µm
85.7 µm
86.8 µm
86.5 µm
86.0 µm
Cathode
Anode
55.1 µm
55.9 µm
54.6 µm
56.2 µm
55.7 µm
96.5 µm
95.3 µm
96.0 µm
96.2 µm
95.5 µm
Cathode
Anode
44.9 µm
45.1 µm
44.6 µm
45.9 µm
45.4 µm

Charged **Discharged**

Figure 2. *SEM-EDS cross section.*

Note: The results presented are preliminary, early-stage R&D prototype data obtained under limited laboratory or test conditions. They are not commercial qualification results and remain subject to further validation, repeat testing, scale-up, customer qualification, manufacturing readiness and capital availability.

11

12 Expected Huzhou Phase 3.2 production capacity ramp up in 2026. Expect R&D progress on additional new product launches, including our KAF solution. Anticipate 2026 localization of pack operations in Clarksville, TN. Develop New high-margin market opportunities while prioritizing commercialization and sales of our next-generation products. Expand market segments, operational efficiency, and manufacturing capacity. Maintain margin profile to achieve improved liquidity and profitability. Long-Term Strategy Our Strategic Focus Accelerate the Path to Profitability Prioritize a disciplined transition to a cashflow-positive state by optimizing our R&D-to-production cycles and operational execution. Scale with Margin Integrity As we expand our global manufacturing footprint to meet market demand, our primary objective is to maintain a stable gross margin profile through manufacturing excellence. Drive High-Value Market Capture Accelerate revenue growth by deploying our latest innovations into high-barrier segments where we have competitive advantages. The Path Forward: We intend to achieve these goals through relentless technical innovation, capturing new high-growth markets, and strategically expanding our global capacity.

A P P E N D I X

14 Non-GAAP Reconciliations ($ in thousands) Three-Months Ended June 30 Six-Months Ended June 30 2026 2025 2026 2025 Revenues 87,262 91,339 147,874 207,830 Cost of revenues (61,484) (59,616) (102,940) (133,091) Gross profit (GAAP) 25,778 31,723 44,934 74,739 Gross margin 29.5% 34.7% 30.4% 36.0% Non-cash settled share-based compensation (included in cost of revenues) 31 62 72 124 Adjusted gross profit (non-GAAP) 25,809 31,785 45,006 74,863 Adjusted gross margin (non-GAAP) 29.6% 34.8% 30.4% 36.0% Three-Months Ended June 30 Six-Months Ended June 30 2026 2025 2026 2025 General and administrative expenses (13,886) (11,184) (26,827) (25,304) Research and development expenses (8,860) (7,719) (17,670) (15,967) Selling and marketing expenses (4,743) (3,424) (10,085) (10,223) Impairment loss of long-lived assets (24) (1,364) (24) (1,364) Operating expenses (GAAP) (27,513) (23,691) (54,606) (52,858) Non-cash settled share-based compensation (included in Operating expenses) 811 784 1,778 1,425 Adjusted operating expenses (non-GAAP) (26,702) (22,907) (52,828) (51,433)

15 Non-GAAP Reconciliations ($ in thousands) Three-Months Ended June 30 Six-Months Ended June 30 2026 2025 2026 2025 Net (loss)/profit (GAAP) (11,988) (106,058) 36,223 (44,268) Changes in fair value of warrant and convertible loan* 5,837 121,521 (58,001) 78,361 Non-cash settled share-based compensation* 842 846 1,850 1,549 Adjusted net (loss)/profit (non-GAAP) (5,309) 16,309 (19,928) 35,642 *The tax effect of the adjustments was nil. Three-Months Ended June 30 Six-Months Ended June 30 2026 2025 2026 2025 Net (loss)/profit (GAAP) (11,988) (106,058) 36,223 (44,268) Interest expense, net 595 1,054 1,440 2,065 Income tax expense - 220 - 220 Depreciation and amortization 8,279 8,298 16,559 16,475 EBITDA (non-GAAP) (3,114) (96,486) 54,222 (25,508) Changes in fair value of warrant liability and convertible loan 5,837 121,521 (58,001) 78,361 Non-cash settled share-based compensation 842 846 1,850 1,549 Adjusted EBITDA (non-GAAP) 3,565 25,881 (1,929) 54,402